UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 17, 2019

NOBLE CORPORATION plc

(Exact name of registrant as specified in its charter)

England and Wales	001-36211	98-0619597
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

10 Brook Street, London, England	W1S1BG
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +44 20 3300 2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Shares, Nominal Value $0.01 per Share	NE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2019, Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (the “Company”), announced that effective December 19, 2019, Stephen M. Butz was appointed as Executive Vice President and Chief Financial Officer of the Company. In connection with his appointment, Mr. Butz will act as the principal financial officer of the Company, and Julie J. Robertson, the Company’s Chairman, President and Chief Executive Officer, will cease serving in the additional capacity of principal financial officer.

From December 2014 until its merger with Ensco plc in April 2019, Mr. Butz, age 48, served as Executive Vice President and Chief Financial Officer of Rowan Companies plc. From April 2005 through November 2014, Mr. Butz served in various roles at Hercules Offshore, Inc., most recently as Executive Vice President and Chief Financial Officer. Prior to that, Mr. Butz worked as an equity research analyst covering various energy related industries and as a commercial banker. Mr. Butz received his Bachelor of Business Administration from the University of Texas.

There is no arrangement or understanding between Mr. Butz and any other person pursuant to which Mr. Butz was appointed to his position with the Company. There is no family relationship between Mr. Butz and any director or executive officer of the Company. There are no transactions in which Mr. Butz has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with Mr. Butz’s appointment as an officer of the Company, the Company and Mr. Butz will enter into an employment agreement and guaranty, which includes a change of control feature and is guaranteed by the Company (the “Employment Agreement”). The description of the Company’s current form of employment and guaranty agreement for our executive officers, set forth under “2018 Compensation Information — Potential Payments on Termination or Change of Control — Change of Control Employment Agreements” in the Company’s definitive proxy statement filed with the SEC on March 15, 2019, is incorporated herein by reference.

Also in connection with Mr. Butz’s appointment, the Compensation Committee of the Board of Directors authorized and approved entry into a signing bonus agreement (the “Signing Bonus Agreement”) pursuant to which Mr. Butz will be awarded a one-time cash signing bonus of $1,100,000 (the “Bonus”). The Company will pay the Bonus to Mr. Butz on the regularly scheduled payroll date of January 15, 2020. If Mr. Butz terminates his employment with the Company without “Good Reason,” or if his employment is terminated by the Company for “Cause” (in each case, as those terms are defined in the Employment Agreement) then Mr. Butz shall repay 100% of the Bonus to the Company if such termination is prior to the first anniversary of Mr. Butz’s hire date, and Mr. Butz shall repay 50% of the Bonus to the Company if such termination occurs on or after the first anniversary of Mr. Butz’s hire date but prior to the second anniversary of his hire date. The foregoing description of the Signing Bonus Agreement is qualified in its entirety by reference to the full and complete text of the Signing Bonus Agreement, the form of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Mr. Butz will receive an annual salary at the rate of $550,000 commencing as of the effective date of his employment with the Company. Mr. Butz is eligible to participate in the Noble Corporation Short Term Incentive Plan (“STIP”) at an annual target award level of 75 percent of his base salary. For additional information on the Company’s STIP, please read “Executive Compensation — Compensation Discussion and Analysis” on pages 28 through 31 of the Company’s definitive proxy statement filed with the SEC on March 15, 2019.

Item 7.01.	Regulation FD Disclosure.

On December 17, 2019, the Company issued a press release announcing that the Board of Directors had appointed Stephen M. Butz as Executive Vice President and Chief Financial Officer of the Company. A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K and will be published in the “Investors” area on the Company’s web site at http://www.noblecorp.com.

Pursuant to the rules and regulations of the U.S. Securities and Exchange Commission, the news release is being furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Form of Signing Bonus Agreement by and between Noble Drilling Services Inc. and Stephen M. Butz.

99.1	Press release of Noble Corporation plc, dated as of December 17, 2019.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE CORPORATION plc

Date: December 17, 2019	By:	/s/ William E. Turcotte
William E. Turcotte
Senior Vice President, General Counsel and Corporate Secretary